Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 2022 (September 8, 2022, as to the effects of the 1-for-2.259 stock split described in Note 14) relating to the financial statements of Third Harmonic Bio, Inc., appearing in the Registration Statement No. 333- 267022 on Form S-1 of Third Harmonic Bio, Inc. for the years ended December 31, 2021 and 2020.

/s/ Deloitte & Touche LLP

Morristown, NJ

September 15, 2022